UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

New Viacom Corp.
(Exact name of registrant as specified in its charter)

Delaware	20-3515052
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.001 per share	New York Stock Exchange

Class B common stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-128281 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered

The titles of the Registrant’s securities to be registered hereunder are (i) voting Class A Common Stock, $0.001 par value; and (ii) non-voting Class B Common Stock, $0.001 par value.  Incorporated herein by reference is the description of the securities to be registered hereunder set forth under the caption “Description of New Viacom Capital Stock” in the Registrant’s registration statement on Form S-4 (Registration No. 333-128821), first filed with the Securities and Exchange Commission on October 5, 2005, as amended on November 23, 2005 (the “Registration Statement”).

Item 2.                    Exhibits

The Registrant’s voting Class A Common Stock and non-voting Class B Common Stock being registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Act”), are registered on an exchange on which no other securities of the Registrant are registered.  Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the undersigned, thereto duly authorized.

NEW VIACOM CORP.

	By:	/s/ Michael D. Fricklas
		Name:	Michael D. Fricklas
		Title:	Executive Vice President, General Counsel and Secretary

November 23, 2005